Exhibit 4.2

Form of Initial Note1

AVIS BUDGET FINANCE PLC

6.00% Senior Notes due 2021

Common Code No.	No.

€

Avis Budget Finance plc, a public company duly organized and existing under the laws of Jersey, Channel Islands (the “Issuer,” which term includes its successors and assigns), promise to pay to the CITIVIC NOMINEES LIMITED, or registered assigns, the principal sum of €                     ([                    ] Euros) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to herein)]2 (the “Principal Amount”) on March 1, 2021. The Issuer promises to pay interest semi-annually in cash on March 1 and September 1 of each year, commencing September 1, 2013, at the rate of 6.00% per annum (subject to adjustment as provided below)3 until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from         ,         4.]5 Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[1]	Insert any applicable legends from Article II.
[2]	Include only if the Note is issued in global form.
[3]	Include only for Initial Notes.
[4]	Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.
[5]	Include only for Additional Notes.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the attached Additional Terms of the Notes, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. For the avoidance of doubt, the Trustee shall be permitted to affix manual authentication on a facsimile signature of any Officer on the Notes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AVIS BUDGET FINANCE PLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:
Name:
Title:

Dated:

Additional Terms of the Notes

This Note is one of the duly authorized issue of 6.00% Senior Notes due 2021 of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of March 7, 2013 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), between Avis Budget Finance plc, the Guarantors from time to time parties thereto (“Guarantors”), The Bank of Nova Scotia Trust Company of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and Citibank, N.A., London Branch as Paying Agent and Note Registrar and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain Guarantees made for the benefit of the Holders. Reference is made to Article XIII of the Indenture for terms relating to such Guarantees, including the release, termination and discharge thereof. Neither the Issuer nor any Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

The Notes will be redeemable, at the Issuer’s option, in whole or in part, at any time and from time to time on or after March 1, 2016, and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on March 1 of each of the years set forth below:

Period	Redemption Price
2016	104.5%
2017	103.0%
2018	101.5%
2019 and thereafter	100.0%

In addition, at any time and from time to time on or prior to March 1, 2016, the Issuer at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.0%, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Issuer may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

At any time prior to March 1, 2016, Notes may also be redeemed or purchased (by the Issuer or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

[The Notes will be subject to a Special Mandatory Redemption at 100% of the principal amount of the Notes plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the date of the Special Mandatory Redemption in accordance with the applicable provisions of the Indenture].6

The Indenture provides that, upon the occurrence after the Issue Date of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that the Issuer shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

[6]	Include paragraph only in Notes issued before Completion Date.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in minimum denominations of €100,000 and any integral multiple of €l,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Issuer, any other obligor in respect of this Note, the Trustee and any agent of the Issuer, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator, equity holder, member or stockholder, as such, of the Issuer, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Issuer or any Guarantor under the Indenture, the Notes or any Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE GUARANTEES.

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in Euros of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuer under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of March 7, 2013, between Avis Budget Finance plc, a public company organized under the laws of Jersey, Channel Islands, the Guarantors from time to time parties thereto (“Guarantors”), Citibank, N.A., London Branch as paying agent and note registrar, and The Bank of Nova Scotia Trust Company of New York, as Trustee (as amended, supplemented or otherwise modified the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

This Guarantee is subject to release upon the terms set forth in the Indenture.

AVIS BUDGET GROUP, INC.

By
Name:
Title:

AVIS BUDGET HOLDINGS, LLC

By
Name:
Title:

AVIS BUDGET CAR RENTAL, LLC

By
Name:
Title:

AB CAR RENTAL SERVICES, INC.
ARACS LLC
AVIS ASIA AND PACIFIC, LLC
AVIS BUDGET FINANCE, INC.
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS OPERATIONS, LLC
AVIS RENT A CAR SYSTEM, LLC
PF CLAIMS MANAGEMENT, LTD.
PR HOLDCO, INC.
WIZARD CO., INC.

By
Name:
Title:

BGI LEASING, INC.
BUDGET RENT A CAR SYSTEM, INC.
BUDGET RENT A CAR LICENSOR, LLC
BUDGET TRUCK RENTAL LLC
RUNABOUT, LLC
WIZARD SERVICES, INC.

By
Name:
Title:

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

This Note is being sold, assigned and transferred (check one):

[ ] (a)	to the Company;

or

[ ] (b)	to a person whom the Holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act of 1933;

or

[ ] (c)	in an offshore transaction in accordance with Regulation S under the Securities Act of 1933;

or

[ ] (d)	to an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933 that is acquiring this Note for investment purposes and not for distribution;

or

[ ] (e)	pursuant to any exemption from registration under the Securities Act of 1933 provided by Rule 144 (if applicable) under the Securities Act of 1933;

or

[ ] (f)	pursuant to an effective registration statement under the Securities Act of 1933;

or

[ ] (g)	this Note is being transferred other than in accordance with (a), (b) or (c) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 411 or 415 of the Indenture, check the box: [    ].

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 411 or 415 of the Indenture, state the amount (in principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized officer of Trustee or Notes Custodian

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in Euros of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuer under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of March 7, 2013, between Avis Budget Finance plc, a public company organized under the laws of Jersey, Channel Islands, the Guarantors from time to time parties thereto (“Guarantors”), Citibank, N.A., London Branch as paying agent and note registrar, and The Bank of Nova Scotia Trust Company of New York, as Trustee (as amended, supplemented or otherwise modified the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

This Guarantee is subject to release upon the terms set forth in the Indenture.

AVIS BUDGET GROUP, INC.

By
Name:
Title:

AVIS BUDGET HOLDINGS, LLC

By
Name:
Title:

AVIS BUDGET CAR RENTAL, LLC

By
Name:
Title:

AB CAR RENTAL SERVICES, INC.
ARACS LLC
AVIS ASIA AND PACIFIC, LLC
AVIS BUDGET FINANCE, INC.
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS OPERATIONS, LLC
AVIS RENT A CAR SYSTEM, LLC
PF CLAIMS MANAGEMENT, LTD.
PR HOLDCO, INC.
WIZARD CO., INC.

By
Name:
Title:

BGI LEASING, INC.
BUDGET RENT A CAR SYSTEM, INC.
BUDGET RENT A CAR LICENSOR, LLC
BUDGET TRUCK RENTAL LLC
RUNABOUT, LLC
WIZARD SERVICES, INC.

By
Name:
Title:

19